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EXHIBIT 99.1     PRESS RELEASE



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                         RICHMOND COUNTY FINANCIAL CORP.

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           1214 CASTLETON AVENUE - STATEN ISLAND, NEW YORK 10310-1702
       (718) 448-2800 EXECUTIVE OFFICE - (718) 815-7048 FINANCE DEPARTMENT


PRESS RELEASE

FOR IMMEDIATE RELEASE

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CONTACTS:

ANTHONY E. BURKE                      THOMAS R. CANGEMI
President and COO                     Senior Vice President and CFO
Tel:  (718) 448-2800                  Tel:  (718) 815-7048; Fax:  (718) 815-7371


                    RICHMOND COUNTY FINANCIAL CORP. ANNOUNCES
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                        INITIAL CASH DIVIDEND DECLARATION
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Staten Island, N.Y. - April 15, 1998, Richmond County Financial Corp.
(NASDAQ/NMS:RCBK), today announced that its Board of Directors has declared its first quarterly cash dividend of $0.05 per common share. The dividend will be payable on May 15, 1998 to stockholders of record on May 1, 1998.

Mr. Michael F. Manzulli, Chairman and Chief Executive Officer of the Company, commented, "The quarterly cash dividend reflects the Company's strong financial position and is consistent with the Company's corporate objective of enhancing long-term shareholder value."

Richmond County Financial Corp. is the holding company for Richmond County Savings Bank, a state chartered savings bank, organized in 1886 which operates 12 full service banking offices on Staten Island, one full service banking office in Brooklyn and a multi-family loan processing center in Jericho, Long Island.

Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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